Exhibit 99.1

STR Holdings Announces Executive Management Promotions
-Barry A. Morris Appointed COO, Joseph C. Radziewicz Appointed CFO-

ENFIELD, Conn. — September 10, 2012 — STR Holdings, Inc. (NYSE:STRI - News) today announced the appointment of the following executives to serve in new roles within the Company’s senior management team, effective September 17, 2012:

•                  Barry A. Morris, Executive Vice President and Chief Financial Officer, has been appointed Executive Vice President and Chief Operating Officer.  Mr. Morris joined STR in 2002 as Vice President and Chief Financial Officer. Prior to that, Mr. Morris served as Chief Financial Officer of General Bearing Corporation and also held a number of other senior finance and leadership positions during his career.  He holds a Bachelor of Science, Business Administration from American International College and a Master of Business Administration from the University of Connecticut.

•                  Joseph C. Radziewicz, Controller and Principal Accounting Officer, has been appointed to serve as Vice President and Chief Financial Officer. Prior to joining STR in 2009, Mr. Radziewicz held global financial management positions at The Stanley Works and PricewaterhouseCoopers LLP. He holds a Bachelor of Arts in Business Administration and Financial Reporting from Bryant University, is a Certified Public Accountant, a Certified Management Accountant and a Certified Financial Manager.

Robert S. Yorgensen, STR’s President and Chief Executive Officer stated, “Barry has been instrumental in the growth of our business. He has successfully executed numerous complex strategic transactions, maintained financial discipline and provided sound decision-making and leadership.  Barry’s influence in the CFO role has been felt across the entire organization, extending to our board of directors and out into our shareholder and supply base.   I believe his demonstrated leadership and deep knowledge of our business will help him drive continued cost reduction, process excellence and optimization throughout our global operations.  Barry has been an exceptional business partner in the CFO role and I look forward to working with him just as closely as he takes on his new responsibilities.”

Mr. Yorgensen continued, “Joe Radziewicz has played a vital role in the successful execution of our IPO and follow-on offering, the divestiture of our Quality Assurance business and the development of our financial reporting controls and processes, including Sarbanes-Oxley compliance.  Joe has been a very strong number two to the CFO since joining STR, working with our board of directors, audit committee and investor base.  I believe Joe is the ideal candidate to succeed Barry and I look forward to working even more closely with him as our new CFO.”

About STR Holdings, Inc.

STR Holdings, Inc. is a leading global provider of high quality, superior performance encapsulants to the photovoltaic module industry. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strholdings.com.

Safe Harbor Statement

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based upon assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances. However, these forward-looking statements are not guarantees of future performance or financial or operating results. The Company undertakes no obligation to publicly update any forward-looking statements contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

STR Holdings, Inc.

Joseph C. Radziewicz

Controller and Principal Accounting Officer

(860) 758-7325

joseph.radziewicz@strholdings.com